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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported): September 26, 2002

                               VENTIV HEALTH, INC.

             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

             0-30318                                     52-2181734
-------------------------------------       ------------------------------------
     (Commission File Number)               (I.R.S. Employer Identification No.)

                          c/o VENTIV HEALTH U.S. SALES
                               VANTAGE COURT NORTH
                               200 COTTONTAIL LANE
                           SOMERSET, NEW JERSEY 08873
               (Address of Principal Executive offices) (Zip Code)

                                 (800) 416-0555
               (Registrant's Telephone Number, Including Area Code

                                       N/A
          (Former Name or Former Address, if changed Since Last Report)

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                               Ventiv Health, Inc.
                           CURRENT REPORT ON fORM 8-k

Item 5. Other Material Events

         On September 26, 2002 and October 16, 2002, the Company completed the sale of its Germany and United Kingdom ("U.K.") based contract sales business units, respectively, as more fully discussed below.

         On September 26, 2002 and effective September 30, 2002, the Company completed the sale of 100% of the shares of Ventiv Health Germany GmbH (the holding company for the subsidiaries comprising the Ventiv Health Germany operating unit) to a group of management purchasers, lead by the managing director of that business. In consideration for the sale, the Company received $6.2 million at closing, and shall receive additional consideration of $5.0 million payable from future earnings of the business. The business will continue to operate under the name "Ventiv Health Germany" for a period of up to three
(3) years. The Company shall also provide ongoing assistance, business referrals and other consultancy services for a period of three (3) years, for which it expects to receive total compensation of $0.8 million over term of the related agreement.

         On October 16, 2002, the Company completed the sale of the assets and business of its Ventiv Health U.K. operating unit to Ireland-based United Drug plc. Total consideration of $7.5 million was satisfied in cash and received in full on completion of transaction.

Exhibits

99.1 Press Release dated October 17, 2002 completing the sale of the Company's Germany-based contract sales business unit

99.2 Press Release dated October 17, 2002 completing the sale of the Company's United Kingdom ("U.K.")-based contract sales business unit

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               VENTIV HEALTH, INC.

                               By: /s/ John R. Emery
                                   --------------------------------------------
Date: October 21, 2002             Name: John R. Emery
                                   Title: Chief Financial Officer
                                   (Principal Accounting and Financial Officer)